Exhibit 99.1

Premier Inc. Reports Fiscal 2018 First-Quarter Results

CHARLOTTE, NC, Nov. 6, 2017 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2018 first quarter ended Sept. 30, 2017.

First-Quarter Highlights:

•	Net revenue increased 25% to $390.6 million from the same period last year; Supply Chain Services segment revenue rose 31% and Performance Services segment revenue increased 7%.

•	Net income rose 4% to $60.6 million from the same period a year ago. Diluted earnings per share totaled $0.36, compared with $0.26 in the prior year.

•	Non-GAAP adjusted EBITDA* of $119.2 million increased 8% from the same period last year.

•	Non-GAAP adjusted fully distributed net income* increased to $61.7 million, representing $0.44 per diluted share, an increase of 7% over $0.41 per diluted share from a year ago.

•	Full-year fiscal 2018 financial guidance ranges remain unchanged.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

“Premier delivered continued growth across our businesses in the fiscal first quarter, reflecting the vital role we play in helping healthcare providers navigate through this increasingly challenging healthcare environment,” said Susan DeVore, president and chief executive officer, Premier. “Consolidated revenue exceeded our expectations, delivering growth in non-GAAP adjusted EBITDA of 8%. Operationally, our overall sales performance was strong, we continued to successfully recruit academic health systems to our alliance, and we successfully renewed our five-year, group-purchasing agreements with member owners. As we announced in early October, approximately 93% of the company’s fiscal 2017 net administrative fees revenue associated with existing members is covered by group purchasing agreements that have been renewed, extended or initially had terms longer than five years. We expect the vast majority of our member owners to have renewed or extended their group purchasing agreements at the same or similar economics prior to the Oct. 1, 2018 renewal date.

“Amid these ongoing successes, first-quarter revenue growth in our group purchasing business was slower than expected, which pressured our profitability growth,” DeVore said. “Our group purchasing business was negatively impacted by slower hospital patient volumes, which we believe are transitory and tied to regulatory uncertainty, as well as the seasonal timing effect of consumer decision making around elective procedures. Timing of cash receipts and some slower growth in certain service lines also impacted net administrative fees revenue growth.

Premier, Inc. FY’18 Q1 Results

“While we continue to monitor these trends, we are maintaining our full-year fiscal 2018 guidance range, which accounts for the potential impact of a softer patient utilization environment,” DeVore said. “Our other businesses are performing within management expectations and we will appropriately manage costs in this environment, while also leveraging the multiple drivers of our business model to generate long-term growth.

“Looking forward, we believe Premier remains uniquely well-positioned with a comprehensive total-value proposition that delivers data-driven actionable insights required by healthcare providers to succeed over the long term,” DeVore continued. “Our strong balance sheet and cash flow enable us to continue to focus on our long-term growth strategies while also returning value to our stockholders, as evidenced by our expected $200 million Class A common stock repurchase plan that we recently announced.”

Results of Operations for the First Quarter of Fiscal 2018

Consolidated First-Quarter Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2017	2016	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$150,991	$125,976	20%
Other services and support	2,149	1,645	31%

Services	153,140	127,621	20%
Products	152,662	106,129	44%

Total Supply Chain Services (a)	305,802	233,750	31%
Performance Services (a)	84,762	79,522	7%

Total (a)	$390,564	$313,272	25%

Net income	$60,616	$58,095	4%
Net income attributable to stockholders	$336,430	$70,302	379%
Adjusted net income (b)	$50,065	$37,144	35%
Weighted average shares outstanding:
Basic	52,909	47,214	12%
Diluted	140,046	142,962	(2)%
Earnings per share attributable to stockholders:
Basic	$6.36	$1.49	327%
Diluted (b)	$0.36	$0.26	38%

NON-GAAP FINANCIAL MEASURES:
Adjusted EBITDA (a) (c):
Supply Chain Services	$125,620	$117,304	7%
Performance Services	21,221	22,311	(5)%

Total segment adjusted EBITDA	146,841	139,615	5%
Corporate	(27,670)	(28,842)	4%

Total (a)	$119,171	$110,773	8%

Adjusted fully distributed net income (c)	$61,713	$58,928	5%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.44	$0.41	7%

(a)	Bolded measures correspond to company guidance.
(b)	Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.
(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Premier, Inc. FY’18 Q1 Results

For the fiscal first quarter ended Sept. 30, 2017, Premier generated net revenue of $390.6 million, an increase of 25%, from net revenue of $313.3 million for the same period a year ago.

Net income for the fiscal first quarter was $60.6 million, compared with $58.1 million for the same period a year ago. In accordance with GAAP, fiscal 2018 and 2017 first-quarter net income attributable to stockholders included non-cash adjustments of $320.4 million and $61.8 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common shares outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $336.4 million, compared with $70.3 million for the same period a year ago. First-quarter diluted earnings per share, which is based on net income adjusted for the tax expense related to Premier Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier LP, rose to $0.36 from $0.26 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal first-quarter non-GAAP adjusted EBITDA of $119.2 million increased 8% from $110.8 million for the same period the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal first quarter increased 5% to $61.7 million from $58.9 million for the same period a year ago. Adjusted fully distributed earnings per share increased to $0.44 from $0.41 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal first quarter ended Sept. 30, 2017, the Supply Chain Services segment generated net revenue of $305.8 million, an increase of 31% from $233.8 million a year ago. The increase was driven by growth in the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $151.0 million increased $25.0 million, or 20%, from a year ago primarily driven by contributions of $22.6 million from the Innovatix and Essensa businesses, which were acquired in December 2016. Further contract penetration of existing members also contributed to the increase. Net administrative fee revenue growth in the first quarter was negatively impacted by softer patient utilization trends, timing of cash receipts, and slower growth in certain service lines when compared with the same period a year ago. Product revenues of $152.7 million increased 44% from $106.1 million a year ago, largely attributable to incremental contributions from the Acro Pharmaceuticals business acquired in late August 2016, as well as an increase in sales of certain limited distribution drugs dispensed to treat Idiopathic Pulmonary Fibrosis, Multiple Sclerosis and Oncology, partially offset by a slight decrease in the sales of Hepatitis-C pharmaceuticals. Products revenues also benefited from increased sales of direct sourcing products.

Supply Chain Services segment non-GAAP adjusted EBITDA of $125.6 million for the fiscal 2018 first quarter increased 7% from $117.3 million for the same period a year ago. The increase was largely the result of growth in net administrative fees revenue, primarily from contributions related to the Innovatix and Essensa acquisition along with an increase in product revenues. The contribution

Premier, Inc. FY’18 Q1 Results

from Innovatix and Essensa is net of the reduction in equity in net income of unconsolidated affiliates as a result of the acquisition of the remaining 50% of Innovatix, given the company historically accounted for its 50% interest in Innovatix as income from an unconsolidated affiliate. These increases were partially offset by increased product costs, selling, general and administrative (SG&A) expenses associated with increased staffing as a result of prior-year acquisitions and to support growth.

Performance Services

For the fiscal first quarter ended Sept. 30, 2017, the Performance Services segment generated net revenue of $84.8 million, an increase of 7% from $79.5 million for the same quarter last year. The growth was primarily driven by cost-management advisory services related to performance-based engagements, as well as growth in SaaS-based informatics subscriptions, applied science services and government services related revenue.

While first-quarter Performance Services revenue increased, segment non-GAAP adjusted EBITDA of $21.2 million decreased 5% from $22.3 million for the same quarter last year, primarily as a result of an increase in cost of sales related to an increase in staffing and costs to support continued growth and performance-based engagements. Specifically, the company made investments in staff and infrastructure to support continuing new-business growth involving primarily larger and more complex engagements that include significant performance-based advisory services assignments.

Cash Flows and Liquidity

Cash provided by operating activities was $75.0 million for the fiscal first quarter ended Sept. 30, 2017, compared with $41.8 million for the same quarter last year. The increase in cash flow from operations was primarily driven by an increase in net administrative fees as well as decreased outflows related to working capital needs, partially offset by increased SG&A expenses in the current period. At Sept. 30, 2017, the company’s cash and cash equivalents totaled $132.1 million, compared with $156.7 million in cash, cash equivalents, and short- and long-term marketable securities at June 30, 2017. At Sept. 30, 2017, the company had an outstanding balance of $170.0 million on its five-year $750.0 million revolving credit facility. During the fiscal first quarter, the company repaid $50.0 million of borrowing under the credit facility.

Non-GAAP free cash flow for the fiscal first quarter ended Sept. 30, 2017 was $33.4 million, compared with free cash flow of $2.4 million for the same period a year ago. The increase in free cash flow results from the same factors driving the growth in cash flow from operations. Given the company’s fiscal year end in June and payment of certain expenses including annual incentives in the fiscal first quarter, free cash flow is generally lower in this period than in subsequent quarters of the fiscal year. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual tax receivable agreement payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Fiscal 2018 Outlook and Guidance

Based on results for the three months ended Sept. 30, 2017 and management’s current expectations for the remainder of fiscal 2018, management is maintaining the fiscal-year 2018 financial guidance ranges that were established Aug. 21, 2017, subject to the realization of the assumptions underlying that guidance. To the extent the company implements all or part of the previously announced $200 million stock repurchase program and assuming no change to non-GAAP adjusted EBITDA guidance, Non-GAAP adjusted fully distributed EPS guidance would be positively impacted.

Premier, Inc. FY’18 Q1 Results

Conference Call

Premier management will host a conference call and live audio webcast on Monday, Nov. 6, 2017, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 8697416. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,900 U.S. hospitals and health systems and approximately 150,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Non-recurring items are income or expenses or other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units per year) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income

Premier, Inc. FY’18 Q1 Results

attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on the disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Premier, Inc. FY’18 Q1 Results

Readers are urged to review the reconciliation of these non-GAAP financial measures included at the end of this release. To properly and prudently evaluate our business, readers are encouraged to review the financial tables included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to expected financial performance and growth trends in our Supply Chain and Performance Services business segments and their respective business units, the impact and length of the lower utilization and patient volume trends and regulatory uncertainty and our ability to manage through these issues, the success of our cost savings measures, anticipated GPO participation agreement renewals, expected financial contributions from our acquired businesses, the statements related to fiscal 2018 outlook and guidance and the assumptions underlying such guidance, Premier’s plans with respect to the Class A common stock repurchase program, including the possibility that the program is not adopted and the expected size of the program are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2017, as well as the Form 10-Q for the quarter ended Sept. 30, 2017, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts
Investor Relations contact:	Media contact:
Jim Storey	Morgan Guthrie
Vice President, Investor Relations	Director, Public Relations
704.816.5958	704.816.4152
jim_storey@premierinc.com	morgan_guthrie@premierinc.com

(Tables Follow)

Premier, Inc. FY’18 Q1 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2017	2016
Net revenue:
Net administrative fees	$150,991	$125,976
Other services and support	86,911	81,167

Services	237,902	207,143
Products	152,662	106,129

Net revenue	390,564	313,272
Cost of revenue:
Services	46,936	42,690
Products	144,440	95,813

Cost of revenue	191,376	138,503

Gross profit	199,188	174,769
Operating expenses:
Selling, general and administrative	114,321	92,238
Research and development	489	806
Amortization of purchased intangible assets	13,898	9,209

Operating expenses	128,708	102,253

Operating income	70,480	72,516

Equity in net income of unconsolidated affiliates	4,252	9,579
Interest and investment loss, net	(1,495)	(152)
Loss on disposal of long-lived assets	(1,320)	(1,518)
Other income	1,463	1,006

Other income, net	2,900	8,915

Income before income taxes	73,380	81,431
Income tax expense	12,764	23,336

Net income	60,616	58,095
Net income attributable to non-controlling interest in Premier LP	(44,610)	(49,601)
Adjustment of redeemable limited partners’ capital to redemption amount	320,424	61,808

Net income attributable to stockholders	$336,430	$70,302

Calculation of GAAP Earnings per Share
Numerator for basic earnings per share:
Net income attributable to stockholders	$336,430	$70,302

Numerator for diluted earnings per share:
Net income attributable to stockholders	$336,430	$70,302
Adjustment of redeemable limited partners’ capital to redemption amount	(320,424)	(61,808)
Net income attributable to non-controlling interest in Premier LP	44,610	49,601

Net income	60,616	58,095
Tax effect on Premier, Inc. net income	(10,551)	(20,951)

Adjusted net income	$50,065	$37,144

Denominator for basic earnings per share:
Weighted average shares	52,909	47,214

Denominator for diluted earnings per share:
Weighted average shares	52,909	47,214
Effect of dilutive stock based awards	655	939
Class B shares outstanding	86,482	94,809

Weighted average shares and assumed conversions	140,046	142,962

Basic earnings per share	$6.36	$1.49
Diluted earnings per share	$0.36	$0.26

Premier, Inc. FY’18 Q1 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2017	June 30, 2017
Assets
Cash and cash equivalents	$132,120	$156,735
Accounts receivable (net of $2,007 and $1,812 allowance for doubtful accounts, respectively)	173,869	159,745
Inventory	57,604	50,426
Prepaid expenses and other current assets	29,787	35,164
Due from related parties	487	6,742

Total current assets	393,867	408,812
Property and equipment (net of $252,840 and $236,460 accumulated depreciation, respectively)	186,179	187,365
Intangible assets (net of $113,096 and $99,198 accumulated amortization, respectively)	364,064	377,962
Goodwill	906,545	906,545
Deferred income tax assets	506,166	482,484
Deferred compensation plan assets	40,906	41,518
Investments in unconsolidated affiliates	97,131	92,879
Other assets	9,484	10,271

Total assets	$2,504,342	$2,507,836

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$47,449	$42,815
Accrued expenses	56,891	55,857
Revenue share obligations	69,535	72,078
Limited partners’ distribution payable	20,752	24,951
Accrued compensation and benefits	37,259	53,506
Deferred revenue	41,102	44,443
Current portion of tax receivable agreements	17,925	17,925
Current portion of long-term debt	173,023	227,993
Other liabilities	26,198	32,019

Total current liabilities	490,134	571,587
Long-term debt, less current portion	6,275	6,279
Tax receivable agreements, less current portion	362,093	321,796
Deferred compensation plan obligations	40,906	41,518
Deferred tax liabilities	51,363	48,227
Other liabilities	42,599	42,099

Total liabilities	993,370	1,031,506

Redeemable limited partners’ capital	2,799,533	3,138,583
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 53,558,451 and 51,943,281 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	536	519
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 86,067,478 and 87,298,888 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(1,289,097)	(1,662,772)
Accumulated other comprehensive loss	—	—

Total stockholders’ deficit	(1,288,561)	(1,662,253)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,504,342	$2,507,836

Premier, Inc. FY’18 Q1 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2017	2016
Operating activities
Net income	$60,616	$58,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,405	23,227
Equity in net income of unconsolidated affiliates	(4,252)	(9,579)
Deferred income taxes	8,298	17,074
Stock-based compensation	8,815	5,800
Adjustment to tax receivable agreement liabilities	—	(5,722)
Loss on disposal of long-lived assets	1,320	1,518
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(8,748)	(8,119)
Other assets	1,379	(1,112)
Inventories	(7,178)	(827)
Accounts payable, accrued expenses, and other current liabilities	(21,933)	(38,463)
Long-term liabilities	(111)	322
Other operating activities	6,422	(387)

Net cash provided by operating activities	75,033	41,827

Investing activities
Proceeds from sale of marketable securities	—	48,013
Acquisition of Acro Pharmaceuticals, net of cash acquired	—	(68,745)
Investments in unconsolidated affiliates	—	(65,660)
Distributions received on equity investments in unconsolidated affiliates	—	6,550
Purchases of property and equipment	(16,647)	(16,966)
Other investing activities	1	5

Net cash used in investing activities	(16,646)	(96,803)

Financing activities
Payments made on notes payable	(4,974)	(218)
Payments on credit facility	(50,000)	—
Proceeds from exercise of stock options under equity incentive plan	2,652	2,317
Repurchase of vested restricted units for employee tax-withholding	(5,729)	(17,435)
Distributions to limited partners of Premier LP	(24,951)	(22,493)

Net cash used in financing activities	(83,002)	(37,829)

Net decrease in cash and cash equivalents	(24,615)	(92,805)
Cash and cash equivalents at beginning of year	156,735	248,817

Cash and cash equivalents at end of period	$132,120	$156,012

Premier, Inc. FY’18 Q1 Results

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$75,033	$41,827
Purchases of property and equipment	(16,647)	(16,966)
Distributions to limited partners of Premier LP	(24,951)	(22,493)

Non-GAAP Free Cash Flow	$33,435	$2,368

Premier, Inc. FY’18 Q1 Results

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2017	2016
Net income	$60,616	$58,095
Interest and investment loss, net	1,495	152
Income tax expense	12,764	23,336
Depreciation and amortization	16,507	14,018
Amortization of purchased intangible assets	13,898	9,209

EBITDA	105,280	104,810
Stock-based compensation	8,957	5,896
Acquisition related expenses	3,099	2,937
Adjustment to tax receivable agreement liabilities	—	(5,722)
ERP implementation expenses	335	1,094
Acquisition related adjustment - revenue	105	151
Loss on disposal of long-lived assets	1,320	1,518
Loss on FFF put and call rights	20	—
Other expense	55	89

Adjusted EBITDA	$119,171	$110,773

Income before income taxes	$73,380	$81,431
Equity in net income of unconsolidated affiliates	(4,252)	(9,579)
Interest and investment loss, net	1,495	152
Loss on disposal of long-lived assets	1,320	1,518
Other income	(1,463)	(1,006)

Operating income	70,480	72,516
Depreciation and amortization	16,507	14,018
Amortization of purchased intangible assets	13,898	9,209
Stock-based compensation	8,957	5,896
Acquisition related expenses	3,099	2,937
Adjustment to tax receivable agreement liabilities	—	(5,722)
ERP implementation expenses	335	1,094
Acquisition related adjustment - revenue	105	151
Equity in net income of unconsolidated affiliates	4,252	9,579
Deferred compensation plan income	1,539	1,095
Other expense	(1)	—

Adjusted EBITDA	$119,171	$110,773

Segment Adjusted EBITDA:
Supply Chain Services	$125,620	$117,304
Performance Services	21,221	22,311
Corporate	(27,670)	(28,842)

Adjusted EBITDA	$119,171	$110,773

Net income attributable to stockholders	$336,430	$70,302
Adjustment of redeemable partners’ capital to redemption amount	(320,424)	(61,808)
Net income attributable to non-controlling interest in Premier LP	44,610	49,601
Income tax expense	12,764	23,336
Amortization of purchased intangible assets	13,898	9,209
Stock-based compensation	8,957	5,896
Acquisition related expenses	3,099	2,937
Adjustment to tax receivable agreement liabilities	—	(5,722)
ERP implementation expenses	335	1,094
Acquisition related adjustment - revenue	105	151
Loss on disposal of long-lived assets	1,320	1,518
Loss on FFF put and call rights	20	—
Other expense	55	89

Non-GAAP adjusted fully distributed income before income taxes	101,169	96,603
Income tax expense on fully distributed income before income taxes	39,456	37,675

Non-GAAP Adjusted Fully Distributed Net Income	$61,713	$58,928

Premier, Inc. FY’18 Q1 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2017	2016
Net income attributable to stockholders	$336,430	$70,302
Adjustment of redeemable partners’ capital to redemption amount	(320,424)	(61,808)
Net income attributable to non-controlling interest in Premier LP	44,610	49,601
Income tax expense	12,764	23,336
Amortization of purchased intangible assets	13,898	9,209
Stock-based compensation	8,957	5,896
Acquisition related expenses	3,099	2,937
Adjustment to tax receivable agreement liabilities	—	(5,722)
ERP implementation expenses	335	1,094
Acquisition related adjustment - revenue	105	151
Loss on disposal of long-lived assets	1,320	1,518
Loss on FFF put and call rights	20	—
Other expense	55	89

Non-GAAP adjusted fully distributed income before income taxes	101,169	96,603
Income tax expense on fully distributed income before income taxes	39,456	37,675

Non-GAAP Adjusted Fully Distributed Net Income	$61,713	$58,928

Weighted Average:
Common shares used for basic and diluted earnings per share	52,909	47,214
Potentially dilutive shares	655	939
Conversion of Class B common units	86,482	94,809

Weighted average fully distributed shares outstanding - diluted	140,046	142,962

GAAP earnings (loss) per share	$6.36	$1.49
Adjustment of redeemable limited partners’ capital to redemption amount	(6.05)	(1.31)
Net income attributable to non-controlling interest in Premier LP	0.84	1.05
Income tax expense	0.24	0.49
Amortization of purchased intangible assets	0.26	0.20
Stock-based compensation	0.17	0.13
Acquisition related expenses	0.06	0.06
Adjustment to tax receivable agreement liabilities	—	(0.12)
ERP implementation expenses	0.01	0.02
Loss on disposal of long-lived assets	0.02	0.03
Impact of corporation taxes	(0.74)	(0.80)
Impact of dilutive shares	(0.73)	(0.83)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.44	$0.41

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